Bonds.com 8-K for 7/23/10

Exhibit 10.1

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

BONDS.COM HOLDINGS, INC.

15% Promissory Note

Bridge Note No.: 1	July ___, 2010

FOR VALUE RECEIVED, Bonds.com Holdings, Inc., a Delaware corporation (the “Company”), with its principal executive office at 529 5th Avenue, 8th Floor, New York, New York 10017, promises to pay to the order of Bonds MX, LLC, a Delaware limited liability company (the “Payee” or the “Holder of this Note”) or registered assigns at the principal office of the Payee at c/o Laidlaw & Company (UK) Ltd., 90 Park Avenue, 31st Floor, New York, New York  10016, on the earlier of (i) October 31, 2010, and (ii)  if so elected by the Payee, upon consummation by the Company of a merger, combination or sale of substantially all of its assets or the purchase by a single entity or person or group of affiliated entities or persons of more than fifty (50%) percent of the voting stock of the Company (the “Maturity Date”), the principal amount of $400,000 (the “Principal Amount”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof and shall be payable on the Maturity Date. Unless payment as required is made or this Note is otherwise satisfied or retired in connection therewith, nothing in item (ii) of this paragraph shall be construed as the consent by the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined herein), to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

1.     No Prepayment. This Note may not be prepaid prior to the Maturity Date.

2.     Computation of Interest.

A.     Base Interest Rate. Subject to Subsections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of fifteen (15%) percent per annum.

B.     Penalty Interest. In the event that any then unpaid amount due on the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to eighteen (18%) percent per annum from the date of default until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2C below.

C.     Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

3.     Covenants of Company. For the purposes of this Section 3, the term “Company” shall include only Bonds.com Group, Inc. (“Group”) and Holdings. Holdings is a wholly-owned subsidiary of Group.  The term “Company” for purposes of this Section 3, however, shall not include Bonds.com Inc., a wholly-owned subsidiary of Holdings and a broker/dealer registered under the Securities Exchange Act of 1934, as amended and a member of Financial Industry Regulatory Authority, Inc. (the “Broker/Dealer”), unless otherwise specifically noted.

A.     Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3A:

(i)     Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)     Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Company;

(iii)     Maintenance of Property. The Company will at all times maintain, preserve, protect and keep such property material to the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)     Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)     Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents, subject to the execution by such persons of a reasonable non-disclosure agreement;

(vi)     Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

(a)     the occurrence of any Event of Default (as defined in Section 4 hereof), or an event of default under any document or instrument evidencing or governing any indebtedness of the Company and the delivery of any notice effecting the acceleration of any such indebtedness; and

(b)     the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Payee in writing which has been instituted or, to the knowledge of the Company, is threatened, against the Company or to which any of its properties, assets or revenues is subject which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company; and

(c)     any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company to the Payee;

(vii)     Access. The Company will grant the Holder of this Note access to Company facilities and personnel during normal business hours and with reasonable advance notification.  The Company will deliver to the Payee annual, quarterly financial statements and copies of other financial and other documents and/or information reasonably requested by the Payee; and

(viii)     Pledge.  Holdings will enter into a pledge agreement (the “Pledge Agreement”) with Payee pursuant to which the repayment of this Note will be secured by a pledge of 24.9% of the issued and outstanding shares of common stock of the Broker/Dealer, which pledge shall (a) be in form and substance reasonably satisfactory to the Payee and the Company, and (b) be subordinate in all respect to all secured indebtedness in existence as of the date hereof (collectively, the “Pledge”).

B.     Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3B:

(i)      Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving entity and no Event of Default shall occur as a result thereof) unless, in connection therewith, the Payee shall, at its election shall receive payment in full of the Principal Amount and all accrued interest;

(ii)     Sales of Assets. The Company will not sell, transfer, exclusively lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets (an “Asset Transaction”) to any person or entity;

(iii)     Redemptions. Other than with respect to the exchange offer currently in process by the Company or any amendment, extension or replacement thereof, (collectively, the “Exchange Offer”), the Company will not redeem or repurchase any outstanding securities of the Company;

(iv)     Indebtedness.  Except as contemplated in the Subscription Agreement related to the sale by the Payee of its securities (the “Subscription Agreement”), the Company will not hereafter create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money except (for avoidance of doubt) accounts payable and other current obligations incurred in the ordinary course of business, which is not expressly subordinated in right of payment and otherwise to the Notes.

(v)     Negative Pledge. Except for the Pledge and/or additional indebtedness of the Company to the Payee as a result of the sale by the Company to the Payee of additional securities of the Payee, the Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except (each of the following, a “Permitted Lien”):

(a)     Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b)     Liens of carriers, warehousemen, mechanics, materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)     Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(d)     judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed;

(e)     Liens in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

(f)     Liens arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

(g)     Liens arising from any litigation or proceeds which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

(h)     Liens securing indebtedness or other obligations outstanding as of the date hereof, and any replacement, substitution, extension, amendment or refinancing thereof; and

(i)     deposits, letters of credit or other amounts required to be maintained in any account of the Company, the Broker/Dealer or with any clearing firm, introducing broker, custodian or similar party (whether required by customers, vendors, clearing firms, introducing brokers, custodians or similar parties or pursuant to the rules of the SEC, FINRA or any other regulatory or self-regulatory body, including, without limitation, to satisfy minimum regulatory capital requirements).

(vi)     Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for (a) investments in direct obligations of the United States of America or any agency thereof, (b) obligations guaranteed by the

United States of America, (c) certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000, (d) its ownership in Holdings and the Broker/Dealer, and (e) securities temporarily held or carried in the ordinary course of the business of the Broker/Dealer;

(vii)     Guaranteed Indebtedness. Except for the Pledge and for any Guaranteed Indebtedness (as defined below) with respect or related to any Permitted Liens, the Company shall not create, incur, assume and/or permit to exist any Guaranteed Indebtedness (as defined below) to any bank, lender, or any other person in connection with any credit facilities extended by such creditors to the Company and/or any of its subsidiaries, and/or in connection with any other contracts or agreements. “Guaranteed Indebtedness” shall mean as to any person, any obligation of such person guaranteeing any indebtedness, lease, dividend, or other obligation of any other person in any manner, including any obligation or arrangement of such person to (1) purchase or repurchase any such primary obligation, (2) advance or supply funds for the purchase or payment of any primary obligation or to maintain working capital or otherwise to maintain working solvency or any balance sheet condition; (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such obligation of the ability of the Company to make payment of such obligation; (4) protect the beneficiary of such arrangement from loss; or (5) indemnify the owner of such obligation against loss;

               (viii)     Dividends. The Company will not accrue, declare or pay any cash dividends or distributions, whether accrued or otherwise, on its outstanding capital stock, provided, however, that nothing herein contained shall prevent the Company from effecting a stock split or declaring or paying any dividend consisting solely of shares of any class of Common Stock to the holders of shares of such class of Common Stock and/or the Exchange Offer; and

(ix)     Subsidiaries. The Company will not make or create any direct and/or indirect subsidiaries.

4.     Events of Default.

A.      The term “Event of Default” shall mean any of the events set forth in this Section 4A:

(i)     Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise.

(ii)     Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any material covenant set forth in Section 3A, which default shall continue uncured for ten (10) business days after written notice from Payee.

(iii)     Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B, which default shall continue uncured for ten (10) business days after written notice from Payee.

(iv)     Bankruptcy, Insolvency, etc. The Company shall:

(a)     generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

(b)      apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)     in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

(d)     permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(e)     take any corporate action authorizing, or in furtherance of, any of the foregoing;

(v)     Cross-Default. The Company shall default in the payment when due (including any applicable grace period) of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000 , which default shall continue uncured for three (3) business days after written notice from Payee;

(vi)     Cross-Acceleration. Any indebtedness for borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $100,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or (2) shall not be paid as and when the same becomes due and payable including any applicable grace period;

(vii)     Judgments. A judgment which, with other such outstanding judgments against the Company and its subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $100,000, shall be rendered against the Company or any subsidiary and, within twenty (20) days after entry thereof, such judgment shall not have been vacated, discharged or otherwise satisfied or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied; and

(viii)     Pledge Agreement. The Company shall violate any material representation, warranty, covenant, agreement or obligation set forth in the Pledge Agreement, and such default is continuing for fifteen (15) business days after written notice from Payee.

(ix)     The Broker/Dealer.  The Broker/Dealer is no longer permitted by any regulatory authority to conduct its business as conducted as of the date hereof.

B.     Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (d) of Section 4A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.     Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section 4A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of the Note together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount (or any portion thereof so demanded), such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

D.     Remedies. In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder shall determine.

5.     Amendments and Waivers.

A.     The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder of this Note.

B.     No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.     To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

D.     After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Holder of this Note a copy thereof.

6.     Miscellaneous.

A.     Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B.     Governing Law. This Note shall be governed by and construed exclusively in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the inpersonam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable and documented counsel fees and disbursements in an amount judicially determined.

C.     Notices. All notices and other communications from the Company to the Holder of this Note shall be mailed by first class, registered or certified mail, postage prepaid, and/or a nationally recognized overnight courier service to the address furnished to the Company in writing by the Holder of this Note.

D.     Notice of Certain Transactions. In case at any time:

(i)     The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

(ii)     The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

(iii)     There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification); or

(iv)     There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than twenty (20) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

Nothing herein shall be construed as the consent of the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

E.     Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

F.     Payee agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor and enforce its rights and benefits under this Note) any confidential information obtained from the Company pursuant to the terms of this Note, unless such confidential information (i) is known to the public in general (other than as a result of a breach of the obligations in this paragraph), (ii) is or has been independently developed or conceived by Payee without use of the Company’s confidential information, or (iii) is or has been made known or disclosed to Payee by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, the Payee may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and enforcing its rights and benefits under this Note; (y) to any affiliate, partner, member, stockholder, or wholly-owned subsidiary of Payee in the ordinary course of business, provided, that Payee informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (z) as may otherwise be required by law.

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

BONDS.COM GROUP, INC.

By:
Name:
Title: